                                                                    EXHIBIT 25.3

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                36-0899825
                                                  (I.R.S. EMPLOYER
                                                  IDENTIFICATION NUMBER)

    ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                                NGC CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

    DELAWARE                                 92-3248415
    (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)


    1000 LOUISIANA, SUITE 5800
    HOUSTON, TEXAS                                       77002
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING
           INFORMATION AS TO THE TRUSTEE:

           (A)  NAME AND ADDRESS OF EACH EXAMINING OR
           SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C.,
           Federal Deposit Insurance Corporation,
           Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

           (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
           CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
           IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
           SUCH AFFILIATION.

           No such affiliation exists with the trustee.


ITEM 16.   LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
           PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.   A copy of the existing by-laws of the trustee.*

           5.   Not Applicable.

           6.   The consent of the trustee required by
                Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.   Not Applicable.

           9.   Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 20th day of August, 1997.


                THE FIRST NATIONAL BANK OF CHICAGO,
                TRUSTEE

                By  /s/ JOHN R. PRENDIVILLE
                    John R. Prendiville
                    Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                                 August 20, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

    In connection with the qualification of an indenture between NGC
Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               THE FIRST NATIONAL BANK OF CHICAGO

                               By   /s/ JOHN R. PRENDIVILLE
                                    John R. Prendiville
                                    Vice President

                                                             EXHIBIT 7

Legal Title of Bank:         The First National Bank of Chicago      Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0303                                          Page RC-1
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                  DOLLAR AMOUNTS IN                         C400
                                                                      THOUSANDS          RCFD            BIL MIL THOU
                                                                  -----------------      ----            ------------
ASSETS
1.   Cash and balances due from depository
     institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and
        currency and coin(1).................................                            0081             3,871,170            1.a.
     b. Interest-bearing balances(2).........................                            0071             6,498,314            1.b.
2.   Securities
     a. Held-to-maturity securities
        (from Schedule RC-B, column A).......................                            1754                     0            2.a.
     b. Available-for-sale securities
        (from Schedule RC-B, column D).......................                            1773             3,901,208            2.b.
3.   Federal funds sold and securities purchased
     under agreements to resell..............................                            1350             4,612,975            3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income
        (from Schedule RC-C).................................    RCFD 2122 23,345,201                                          4.a.
     b. LESS: Allowance for loan and lease losses............    RCFD 3123    420,963                                          4.b.
     c. LESS: Allocated transfer risk reserve................    RCFD 3128          0                                          4.c.
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus
        4.b and 4.c).........................................                            2125            22,924,238            4.d.
5.   Trading assets (from Schedule RD-D).....................                            3545             8,792,158            5.
6.   Premises and fixed assets
     (including capitalized leases)..........................                            2145               706,928            6.
7.   Other real estate owned (from Schedule RC-M)............                            2150                 6,563            7.
8.   Investments in unconsolidated subsidiaries
     and associated companies (from Schedule RC-M)...........                            2130                61,551            8.
9.   Customers' liability to this bank on
     acceptances outstanding.................................                            2155               488,866            9.
10.  Intangible assets (from Schedule RC-M)..................                            2143               291,569            10.
11.  Other assets (from Schedule RC-F).......................                            2160             1,775,283            11.
12.  Total assets (sum of items 1 through 11)................                            2170            53,930,823            12.


----------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:            The First National Bank of Chicago        Call Date:  03/31/97 ST-BK:  17-1630 FFIEC 031
Address:                        One First National Plaza, Ste 0303                                                        Page RC-2
City, State  Zip:               Chicago, IL  60670
FDIC Certificate No.:           0/3/6/1/8
                                ---------

SCHEDULE RC-CONTINUED
                                                                  DOLLAR AMOUNTS IN
                                                                      Thousands                          BIL MIL THOU
                                                                  -----------------                      ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns
        A and C from Schedule RC-E, part 1)..................                            RCON 2200       21,550,056           13.a.
        (1) Noninterest-bearing(1)...........................    RCON 6631  8,895,137                                         13.a.1

        (2) Interest-bearing.................................    RCON 6636 12,654,919                                         13.a.2

     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs (from Schedule RC-E,
        part II).............................................                           RCFN 2200       12,364,650           13.b.
        (1) Noninterest bearing..............................    RCFN 6631    287,496                                         13.b.1

        (2) Interest-bearing.................................    RCFN 6636 12,077,154                                         13.b.2

14.  Federal funds purchased and securities sold under
     agreements to repurchase:...............................                            RCFD 2800        3,817,421           14
15.  a. Demand notes issued to the U.S. Treasury.............                            RCON 2840           63,621           15.a.
     b. Trading Liabilities(from Schedule RC-D)..............                            RCFD 3548        5,872,831           15b.
16.  Other borrowed money:
     a. With original maturity of one year or less...........                            RCFD 2332        2,607,549           16.a.
     b. With original  maturity of more than one year........                            RCFD 2333          322,414           16b.
17.  Not applicable
18.  Bank's liability on acceptance executed and
     outstanding.............................................                            RCFD 2920          488,866           18.
19.  Subordinated notes and debentures.......................                            RCFD 3200        1,550,000           19.
20.  Other liabilities (from Schedule RC-G)..................                            RCFD 2930        1,196,229           20.
21.  Total liabilities (sum of items 13 through 20)..........                            RCFD 2948       49,833,637           21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...........                            RCFD 3838          0                 23.
24.  Common stock............................................                            RCFD 3230          200,858           24.
25.  Surplus (exclude all surplus related to preferred
     stock)..................................................                            RCFD 3839        2,944,244           25.
26. a. Undivided profits and capital reserves................                            RCFD 3632          954,885           26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities.........................                            RCFD 8434           (1,089)          26.b.
27. Cumulative foreign currency translation adjustments                                  RCFD 3284           (1,712)          27.
28. Total equity capital (sum of items 23 through 27)                                    RCFD 3210        4,097,186           28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28)                                         RCFD 3300       53,930,823           29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external
                                                                                                          Number
                                                                                                          ------
     auditors as of any date during 1996................................................RCFD 6724......... 2                  M.1.

1 = Independent audit of the bank conducted in accordance          4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)
2 = Independent audit of the bank's parent holding company          5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which           6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                 auditors
    (but not on the bank separately)                                7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                 8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.